Arca U.S. Treasury Fund

(the “Fund”)

 Supplement dated March 17, 2023 to

the Prospectus dated April 30, 2022, as supplemented

This supplement provides updated information beyond that contained in the Fund’s Prospectus and should be read in conjunction with the Fund’s Prospectus.

Effective as of March 16, 2023 (the “Effective Date”), the Fund will use Summit Bank to facilitate purchases and redemptions of the Fund’s shares and will no longer use Signature Bank. As a result of this change, the following changes are made to the Fund’s Prospectus as of the Effective Date:

The subsection entitled “Purchasing Shares – Purchases through the Signet™ Platform” within the section entitled “Plan of Distribution” on page 36 of the Prospectus is deleted in its entirety.

The second paragraph of the subsection entitled “Subsequent Investments – By Wire or ACH” within the section entitled “Plan of Distribution” on page 37 of the Prospectus is deleted in its entirety.

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Please retain this supplement for future reference.